Exhibit 2

Proxy Form
Rinker Group Limited
ABN 53 003 433 118	All correspondence to:
Computershare Investor Services Pty Limited
GPO Box 7045 Sydney
New South Wales 2001 Australia
Mark this box with an ‘X’ if made any changes to your address details (see reverse) ☒	Enquiries (within Australia) 1800 030 202 (outside Australia) 61 3 9415 4086 www.computershare.com

Appointment of Proxy

I/We being a member/s of Rinker Group Limited and entitled to attend and vote hereby appoint
☒	the Chairman		Write here the name of the person you are
	of the Meeting	OR	appointing if this person is someone other than
	(mark with an ‘X’)		the Chairman of the Meeting.

or failing the person named, or if no person is named, the Chairman of the Meeting, as my/our proxy to act generally at the meeting on my/our behalf and to vote in accordance with the following directions (or if no directions have been given, as the proxy sees fit) at the Annual General Meeting of Rinker Group Limited to be held at The Westin Hotel, No 1 Martin Place, Sydney NSW on Tuesday 20 July 2004 at 10:00 am and at any adjournment of that meeting.

IMPORTANT: FOR ITEM 4 BELOW
☒

If the Chairman of the Meeting is your nominated proxy, or may be appointed by default, and you have not directed your proxy how to vote on Item 4 below, please place a mark in this box. By marking this box you acknowledge that the Chairman of the Meeting may exercise your proxy even if he has an interest in the outcome of that Item and that votes cast by him, other than as proxy holder, would be disregarded because of that interest. If you do not mark this box, and you have not directed your proxy how to vote, the Chairman of the Meeting will not cast your votes on Item 4 and your votes will not be counted in computing the required majority if a poll is called on this Item. The Chairman of the Meeting intends to vote undirected proxies in favour of Item 4.

Voting directions to your proxy - please mark ☒ to indicate your directions

		For	Against	Abstain*

1.	To receive and consider the	☐	☐	☐
financial and other reports

2.	To adopt the remuneration	☐	☐	☐
report

3(a).	To re-elect Mr John	☐	☐	☐
Morschel as a director

3(b).	To elect Mr John Ingram as	☐	☐	☐
a director

4.	To increase the maximum	☐	☐	☐
aggregate remuneration of
non-executive directors.

In addition to the intention advised above, the Chairman of the Meeting intends to vote undirected proxies in favour of each of the other items of business.

* If you mark the Abstain box for a particular item, you are directing your proxy not to vote on your behalf on a show of hands or on a poll and your votes will not be counted in computing the required majority on a poll.

PLEASE SIGN HERE          This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Securityholder 1	Securityholder 2	Securityholder 3

Individual/Sole Director and Sole Company	Director	Director/Company Secretary
Secretary

/ /
Contact Name	Contact Daytime Telephone	Date

How to complete the Proxy Form

1              Your Address

This is your address as it appears on the company’s share register. If this information is incorrect, please mark the box and make the correction on the form. Securityholders sponsored by a broker (in which case your reference number overleaf will commence with an ‘x’) should advise your broker of any changes. Please note, you cannot change ownership of your securities using this form.

2              Appointment of a Proxy

If you wish to appoint the Chairman of the Meeting as your proxy, mark the box. If the person you wish to appoint as your proxy is someone other than the Chairman of the Meeting please write the name of that person. If you leave this section blank, or your named proxy does not attend the meeting, the Chairman of the Meeting will be your proxy. A proxy need not be a securityholder of the company.

3              Votes on Items of Business

You may direct your proxy how to vote by placing a mark in one of the three boxes opposite each item of business. If your proxy attends the meeting and votes, all your securities will be voted in accordance with such a direction unless you indicate only a portion of voting rights are to be voted on any item by inserting the percentage or number of securities you wish to vote in the appropriate box or boxes. If you do not mark any of the boxes on a given item, your proxy may vote as he or she chooses. If you mark more than one box on an item your vote on that item may be invalid.

4              Appointment of a Second Proxy

You are entitled to appoint up to two persons as proxies to attend the meeting and vote on a poll. If you wish to appoint a second proxy, an additional Proxy Form may be obtained by telephoning the company’s share registry or you may copy this form.

To appoint a second proxy you must:

(a)           on each of the first Proxy Form and the second Proxy Form state the percentage of your voting rights or number of securities applicable to that form. If the appointments do not specify the percentage or number of votes that each proxy may exercise, each proxy may exercise half your votes. Fractions of votes will be disregarded.

(b)           return both forms together in the same envelope.

5              Signing Instructions

You must sign this form as follows in the spaces provided:

Individual:	where the holding is in one name, the holder must sign.

Joint Holding:	where the holding is in more than one name, all of the securityholders should sign.

Power of Attorney:

to sign under Power of Attorney, you must have already lodged the Power of Attorney with the registry. If you have not previously lodged the Power of Attorney for notation, please attach a certified photocopy to this form when you return it.

Companies:

where the company has a Sole Director who is also the Sole Company Secretary, this form must be signed by that person. If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone. Otherwise this form must be signed by a Director jointly with either another Director or a CompanySecretary. Please indicate the office held by signing in the appropriate place.

If a representative of the corporation is to attend the meeting the appropriate “Certificate of Appointment of Corporate Representative” should be produced prior to admission. A form of the certificate may be obtained from the company’s share registry.

Lodgement of a Proxy

This Proxy Form (and any Power of Attorney under which it is signed) must be received at the address below no later than 48 hours before the commencement of the meeting at 10:00 am on Tuesday 20 July 2004. Any Proxy Form received after that time will not be valid for the scheduled meeting.

Documents may be lodged using the reply envelope or:	Rinker Group Limited share registry
• by posting, delivery or facsimile to Rinker Group Limited share registry at:	Computershare Investor Services Pty Limited GPO Box 242
Melbourne Victoria 8060
Delivery: Level 2, 60 Carrington Street, Sydney
Facsimile 61 2 8235 8220